UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 17, 2024 at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Easterly Government Properties, Inc. (the “Company”), the stockholders of the Company approved the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan replaced the Company’s 2015 Equity Incentive Plan, as last amended on May 9, 2017 (the “Prior Plan”), and upon effectiveness of the 2024 Plan no awards may be granted under the Prior Plan. The 2024 Plan is designed to enhance the flexibility to grant equity awards to the Company’s officers, employees, non-employee directors, and consultants and to ensure that the Company can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Company’s board of directors (the “Board”) and/or the compensation committee of the Board (the “Compensation Committee”).

The material features of the 2024 Plan are as follows:

•
The maximum number of shares of common stock reserved for issuance under the 2024 Plan is 3,600,000.

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, dividend equivalent rights, and other equity-based awards is permitted.

•
Shares tendered or held back for taxes will not be added back to the reserved pool under the 2024 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares the Company reacquires on the open market will not be added to the reserved pool under the 2024 Plan.

•
Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.

•
Any material amendment to the 2024 Plan is subject to approval by the Company’s stockholders.

•
The term of the 2024 Plan will expire on May 17, 2034.

The 2024 Plan previously had been approved, subject to stockholder approval, by the Board on April 3, 2024. The 2024 Plan became effective upon receipt of stockholder approval on May 17, 2024 at the Annual Meeting.

All officers, employees, non-employee directors, and consultants of the Company, the Company’s operating partnership and their subsidiaries as selected from time to time by the Compensation Committee are eligible to participate in the 2024 Plan.

A detailed summary of the material features of the 2024 Plan is set forth in proposal 4 to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2024. That detailed summary of the 2024 Plan and the foregoing description are qualified in their entirety by reference to the full text of the 2024 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2024, the Company held the Annual Meeting, at which the stockholders voted on the proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Darrell W. Crate	74,135,521	885,289	126,638	15,226,655
William H. Binnie	68,114,411	6,908,442	124,595	15,226,655
Michael P. Ibe	74,083,027	939,262	125,159	15,226,655
Cynthia A. Fisher	59,109,102	15,913,878	124,468	15,226,655
Scott D. Freeman	72,551,322	2,469,617	126,509	15,226,655
Emil W. Henry, Jr.	68,653,723	6,364,987	128,738	15,226,655
Tara S. Innes	72,525,412	2,499,549	122,487	15,226,655

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
59,321,826	15,566,183	259,439	15,226,655

Proposal No. 3: Recommendation, on a non-binding advisory basis, of the frequency of non-binding advisory votes on the compensation of the Company’s named executive officers.

The Company currently intends to hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of holding the advisory vote on named executive officer compensation.

1 Year	2 Years	3 Years	Abstain
73,351,205	130,237	1,453,587	212,419

Proposal No. 4: Approval of the 2024 Plan.

For	Against	Abstain	Broker Non-Votes
70,400,669	4,492,413	254,366	15,226,655

Proposal No. 5: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
87,328,272	2,819,193	226,638

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Easterly Government Properties, Inc. 2024 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ Franklin V. Logan
Name:	Franklin V. Logan
Title:	Executive Vice President, General Counsel and Secretary

Date: May 21, 2024